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                                                                   Exhibit 99.11

                        CONSENT OF INDEPENDENT AUDITORS





The Trustees
Keystone Strategic Income Fund
(Formerly Keystone America Strategic Income Fund)



         We consent to the use of our report dated September 1, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.



                                               /s/ KPMG Peat Marwick LLP
                                               ------------------------------
                                                   KPMG Peat Marwick LLP


Boston, Massachusetts
September 28, 1995